Exhibit 99.1

FOR IMMEDIATE RELEASE

SUPERVALU AND UNIFIED GROCERS ANNOUNCE FTC’S EARLY TERMINATION

OF HART-SCOTT-RODINO WAITING PERIOD FOR

SUPERVALU’S ACQUISITION OF UNIFIED GROCERS

MINNEAPOLIS, MN and COMMERCE, CA – May 19, 2017 – SUPERVALU INC. (NYSE: SVU) and Unified Grocers, Inc. today announced that the U.S. Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with respect to SUPERVALU’s proposed acquisition of Unified Grocers. The early termination of the waiting period under the HSR Act satisfies a closing condition for the transaction. The transaction is also subject to approval by Unified Grocers’ shareholders. Unified Grocers has set June 22, 2017 for its shareholder meeting. The acquisition is currently expected to close in late June, and remains subject to other customary closing conditions.

RBC Capital Markets, LLC acted as SUPERVALU’s financial advisor and Faegre Baker Daniels LLP and Cleary Gottlieb Steen & Hamilton LLP acted as SUPERVALU’s legal counsel. Moelis & Company LLC acted as financial advisor to Unified Grocers and Sullivan & Cromwell LLP acted as Unified’s legal counsel.

About SUPERVALU INC.

SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $12 billion. SUPERVALU serves customers across the United States through a network of 2,363 stores composed of 1,902 stores operated by wholesale customers serviced primarily by the Company’s food distribution business and 217 traditional retail grocery stores operated under five retail banners in six geographic regions (store counts as of February 25, 2017). Headquartered in Minnesota, SUPERVALU has approximately 29,000 employees. For more information about SUPERVALU visit www.supervalu.com.

About Unified Grocers

Founded in 1922, Unified Grocers is a retailer-owned wholesale grocery distributor that supplies independent retailers throughout the western United States. Unified and its subsidiaries offer independent retailers all the resources they need to compete in the supermarket industry. Headquartered in Commerce, California, Unified Grocers has annual sales of approximately $3.8 billion and serves its Members and customers through six distribution centers, as well as Market Centre, a dedicated specialty, natural and ethnic business. Unified owns approximately 3 million square feet of real estate.

Additional Information and Where to Find it

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Unified by SUPERVALU. In connection with the merger, Unified has filed a definitive proxy statement with the SEC on May 17, 2017, and will mail the definitive proxy statement and a proxy card on or about May 19, 2017 to each shareholder entitled to vote at the special meeting of shareholders relating to the merger to be held on June 22, 2017. SHAREHOLDERS OF UNIFIED ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT UNIFIED WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement and other relevant materials (when available), and any and all documents filed by Unified with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by Unified via the Financial Information section of Unified’s website at www.unifiedgrocers.com, by calling Unified toll-free at 800-242-9907 or by emailing Unified at corp.sec@unifiedgrocers.com.

Participants in Solicitation

SUPERVALU, Unified and their respective directors and officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Unified’s directors and executive officers is contained in Unified’s definitive proxy statement filed with the SEC on May 17, 2017. To the extent holdings of securities by such directors or executive officers have changed since the amounts printed in Unified’s definitive proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement filed by Unified in connection with the merger.

Forward Looking Statements

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Except for the historical and factual information, the matters set forth in this news release and related conference call, particularly those pertaining to the expected completion of the merger (including the timing thereof), the ability to consummate the merger and SUPERVALU’s expectations, guidance, or future operating results (including expected synergies), and other statements identified by words such as “estimates” “expects,” “projects,” “plans,” “intends,” “outlook” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the ability to satisfy the remaining closing conditions and close the proposed acquisition on a timely basis or at all. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, Unified and SUPERVALU undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For SUPERVALU Inquiries:

Investors:

Steve Bloomquist, 952-828-4144

steve.j.bloomquist@supervalu.com

Media:

Jeff Swanson, 952-903-1645

jeffrey.s.swanson@supervalu.com

For Unified Inquiries:

Media:

Paul Dingsdale, 323-881-4150

pdingsdale@unifiedgrocers.com